EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

The Estée Lauder Companies Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (numbers 333-57520 and 333-104133) and in the registration statements on Form S-8 (numbers 33-99554, 333-39237, 333-49606, 333-66851, 333-72684 and 333-72650) of The Estée Lauder Companies Inc. of our report dated August 6, 2004, with respect to the consolidated balance sheets of The Estée Lauder Companies Inc. as of June 30, 2004 and 2003, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2004, and our related financial statement schedule, which report appears in the June 30, 2004 annual report on Form 10-K of The Estée Lauder Companies Inc.

Our report refers to a change in accounting for goodwill and intangible assets in fiscal 2002 and a change in accounting for certain financial instruments with characteristics of both liabilities and equity in fiscal 2004.

/s/ KPMG LLP

New York, New York
September 3, 2004